Tidal ETF Trust 485BPOS

Ex 99(d)(xxxix)(1)

FIRST AMENDMENT TO THE

SUB-ADVISORY AGREEMENT

This First Amendment TO THE SUB-ADVISORY AGREEMENT (the “Amendment”), is dated as of October 4, 2023, and is entered into by and between Toroso Investments, LLC (the “Adviser”) and Unlimited Funds Inc. (the “Sub-Adviser”). Each of the Adviser and the Sub-Adviser is referred to as a “party” and together as the “parties.”

BACKGROUND

A.	The parties have entered into a Sub-Advisory Agreement dated as of August 30, 2022 (the “Agreement”).

B.	The parties desire to amend Schedule A to the Agreement to add the following additional new Funds:

●	Unlimited HFEQ Equity Long/Short Return Tracker ETF;

●	Unlimited HFGM Global Macro Return Tracker ETF;

●	Unlimited HFEV Event Driven Return Tracker ETF;

●	Unlimited HFFI Fixed Income Return Tracker ETF;

●	Unlimited HFEM Emerging Markets Return Tracker ETF;

●	Unlimited HFMF Managed Futures Return Tracker ETF;

●	Unlimited Ultra HFND Multi-Strategy Return Tracker ETF; and

●	Unlimited Low-Beta HFND Multi-Strategy ETF (each, a “New Fund,” and collectively, the “New Funds”).

C.	Section 15.2 of the Agreement allows for the amendment of the Agreement upon approval by the Board of Trustees of Tidal ETF Trust (the “Trust”), and such approval has been provided.

TERMS

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.	Schedule A to the Agreement is hereby amended and restated as set forth on the Amended and Restated Schedule A attached hereto, for the purpose of adding the New Funds, to be effective at the time each New Fund commences operation pursuant to an effective amendment to the Trust’s Registration Statement under the Securities Act of 1933, as amended.

2.	Capitalized terms not defined in this Amendment shall have the respective meanings set forth in the Agreement. Except to the extent amended hereby, the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TOROSO INVESTMENTS, LLC

By:	/s/ Dan Carlson
Name:	Dan Carlson
Title:	CFO

UNLIMITED FUNDS INC.

By:	/s/ Michelle Sullivan
Name:	Michelle Sullivan
Title:	CCO

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Amended and Restated Schedule A

to the

Sub-Advisory Agreement

by and between

Toroso Investments, LLC

and

Unlimited Funds Inc.

Fund Name	Sub-Advisory Fee	Effective Date	Trading Authority	Proxy Voting Authority
Unlimited HFND Multi-Strategy Return Tracker ETF	0.02%	10/10/2022	[ ] Fully Discretionary [ ] Partially Discretionary [X] Non-Discretionary	[ ] Full [ ] Advisory [X] None
Unlimited HFEQ Equity Long/Short Return Tracker ETF	0.02%	Commencement of Operations	[ ] Fully Discretionary [ ] Partially Discretionary [X] Non-Discretionary	[ ] Full [ ] Advisory [X] None
Unlimited HFGM Global Macro Return Tracker ETF	0.02%	Commencement of Operations	[ ] Fully Discretionary [ ] Partially Discretionary [X] Non-Discretionary	[ ] Full [ ] Advisory [X] None
Unlimited HFEV Event Driven Return Tracker ETF	0.02%	Commencement of Operations	[ ] Fully Discretionary [ ] Partially Discretionary [X] Non-Discretionary	[ ] Full [ ] Advisory [X] None
Unlimited HFFI Fixed Income Return Tracker ETF	0.02%	Commencement of Operations	[ ] Fully Discretionary [ ] Partially Discretionary [X] Non-Discretionary	[ ] Full [ ] Advisory [X] None
Unlimited HFEM Emerging Markets Return Tracker ETF	0.02%	Commencement of Operations	[ ] Fully Discretionary [ ] Partially Discretionary [X] Non-Discretionary	[ ] Full [ ] Advisory [X] None
Unlimited HFMF Managed Futures Return Tracker ETF	0.02%	Commencement of Operations	[ ] Fully Discretionary [ ] Partially Discretionary [X] Non-Discretionary	[ ] Full [ ] Advisory [X] None
Unlimited Ultra HFND Multi-Strategy Return Tracker ETF	0.02%	Commencement of Operations	[ ] Fully Discretionary [ ] Partially Discretionary [X] Non-Discretionary	[ ] Full [ ] Advisory [X] None
Unlimited Low-Beta HFND Multi-Strategy ETF	0.02%	Commencement of Operations	[ ] Fully Discretionary [ ] Partially Discretionary [X] Non-Discretionary	[ ] Full [ ] Advisory [X] None

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